EXHIBIT 10.1


                          USN COMMUNICATIONS, INC.


                                $10,000,000


              17.00% SENIOR SECURED NOTES DUE JANUARY 15, 1999


                      -------------------------------

                          NOTE PURCHASE AGREEMENT

                      -------------------------------


                       Dated as of November 18, 1998






                             TABLE OF CONTENTS

                                                                      PAGE

1.   AUTHORIZATION OF NOTES.............................................1

2.   SALE AND PURCHASE OF NOTES.........................................1

3.   CLOSING............................................................1

4.   CONDITIONS TO CLOSING..............................................2

     4.1    Representations and Warranties..............................2

     4.2    Performance; No Default.....................................2

     4.3    Documents Required..........................................2

     4.4    Opinion of Counsel..........................................4

     4.5    Purchase Permitted by Applicable Law, Etc...................4

     4.6    Consents and Approvals......................................5

     4.7    Payment of Special Counsel Fees.............................5

     4.8    Changes in Corporate Structure..............................5

     4.9    Proceedings and Documents...................................5

     4.10   No Material Adverse Change..................................5

     4.11   Litigation..................................................6

     4.12   Capital Structure...........................................6

     4.13   Due Diligence...............................................6

     4.14   WorldCom....................................................6

     4.15   Engagements.................................................6

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7

     5.1    Organization; Power and Authority...........................7

     5.2    Authorization, Enforceability, Etc..........................7

     5.3    Organization and Ownership of Shares of
            Subsidiaries; Affiliates....................................7

     5.4    Financial Statements........................................8

     5.5    Compliance with Laws, Other Instruments, Etc................9

     5.6    Governmental Authorizations, Etc...........................10

     5.7    Litigation.................................................10

     5.8    Taxes......................................................10

     5.9    Title to Property; Leases..................................11

     5.10   Licenses, Permits, Etc.....................................11

     5.11   Security Interests, Etc....................................12

     5.12   Compliance with ERISA......................................12

     5.13   Private Offering by the Company............................14

     5.14   Use of Proceeds; Margin Regulations........................14

     5.15   Status Under Certain Statutes..............................15

     5.16   Foreign Assets Control Regulations, Communications
            Act, Etc...................................................15

     5.17   Environmental Matters......................................16

     5.18   No Burdensome Agreements...................................17

     5.19   Existing Indebtedness; Future Liens........................17

     5.20   Employee Contracts.........................................17

     5.21   Material Contracts.........................................18

     5.22   Accounts...................................................18

6.   REPRESENTATIONS OF THE PURCHASER..................................18

     6.1    Purchase for Investment....................................18

     6.2    Accredited Investor........................................18

     6.3    Source of Funds............................................18

7.   PAYMENTS AND PREPAYMENTS..........................................19

     7.1    Required Payments..........................................19

     7.2    Optional Prepayments.......................................19

     7.3    Allocation of Partial Prepayments..........................19

     7.4    Maturity; Surrender, Etc...................................20

8.   AFFIRMATIVE COVENANTS.............................................20

     8.1    Financial and Business Information.........................20

     8.2    Compliance with Law........................................22

     8.3    Maintenance of Insurance...................................23

     8.4    Maintenance of Properties..................................23

     8.5    Payment of Taxes and Claims; Performance of Material
            Obligations................................................23

     8.6    Preservation of Corporate Existence, Etc...................24

     8.7    Maintenance of Books and Records; Inspection...............24

     8.8    Use of Proceeds............................................25

     8.9    Capital Stock..............................................25

     8.10   Full Cooperation...........................................25

     8.11   Obligations with respect to Stock and Assets of
            Subsidiaries...............................................25

     8.12   Payment of Fees............................................25

     8.13   Performance of Material Contracts..........................25

     8.14   Accounts...................................................26

     8.15   Reports....................................................26

     8.16   UCC Searches...............................................26

9.   NEGATIVE COVENANTS................................................26

     9.1    Limitations on Transactions with Affiliates................26

     9.2    Limitations on Liens.......................................27

     9.3    Limitations on Indebtedness................................27

     9.4    Limitations on Lease Obligations...........................27

     9.5    Limitations on Mergers, Consolidations, Sales of
            Assets, Etc................................................28

     9.6    Limitations on Dividends and Other Payment
            Restrictions Affecting Subsidiaries........................28

     9.7    Limitations on Prepayments of Indebtedness, Etc............28

     9.8    Limitations on Negative Pledges............................29

     9.9    Limitations on Changes in Fiscal Year......................29

     9.10   Limitations on Speculative Real Estate Investments.........30

     9.11   Limitation on Investments..................................30

     9.12   Limitation on Asset Purchases..............................30

     9.13   Limitation on Capital Stock................................30

     9.14   Limitation on Termination of Licenses......................30

     9.15   Limitation on Line of Business.............................30

     9.16   Limitation on Termination of Employer Plans................30

     9.17   Limitation on Investment Company Act.......................31

     9.18   Limitations on Amendment, Etc. of Material Contracts.......31

     9.19   Limitation on Press Releases...............................31

     9.20   Limitation on Creation of Subsidiaries.....................31

     9.21   Limitations on Employment Contracts........................31

     9.22   Limitation on Sale and Leaseback Transactions..............32

10.  [Intentionally Omitted.]..........................................32

11.  EVENTS OF DEFAULT.................................................32

     11.1   Events of Default..........................................32

     11.2   Acceleration...............................................35

     11.3   Other Remedies.............................................35

     11.4   Rescission.................................................35

     11.5   Restoration of Rights and Remedies.........................36

     11.6   No Waivers or Election of Remedies, Expenses, Etc..........36

12.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.....................36

     12.1   Registration of Notes......................................36

     12.2   Transfer and Exchange of Notes.............................37

     12.3   Replacement of Notes.......................................37

13.  PAYMENTS ON NOTES.................................................37

14.  EXPENSES, ETC.....................................................38

     14.1   Transaction Expenses.......................................38

     14.2   Indemnity..................................................38

     14.3   Survival...................................................40

15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT......40

16.  AMENDMENT AND WAIVER..............................................40

     16.1   Requirements...............................................40

     16.2   Solicitation of Holders of Notes...........................41

     16.3   Binding Effect, Etc........................................41

     16.4   Notes Held by Company, Etc.................................42

17.  NOTICES...........................................................42

18.  REPRODUCTION OF DOCUMENTS.........................................42

19.  CONFIDENTIAL INFORMATION..........................................43

20.  SUBSTITUTION OF PURCHASER.........................................43

21.  MISCELLANEOUS.....................................................44

     21.1   Successors and Assigns.....................................44

     21.2   Payments Due on Non-Business Days..........................44

     21.3   Satisfaction Requirement...................................44

     21.4   Severability...............................................44

     21.5   Construction...............................................45

     21.6   Computation of Time Periods................................45

     21.7   Counterparts...............................................45

     21.8   Governing Law; Submission to Jurisdiction, Etc.............45



                                 SCHEDULES

Schedule I        -  Defined Terms
Schedule 4.6      -  Consents and Approvals
Schedule 4.8      -  Changes in Corporate Structure
Schedule 5.3      -  Subsidiaries of the Company
Schedule 5.7      -  Disclosed Litigation
Schedule 5.10     -  Licenses, Permits, etc.
Schedule 5.15     -  SEC Filings
Schedule 5.18     -  Burdensome Agreements
Schedule 5.19     -  Outstanding Indebtedness at Closing Date
Schedule 5.20     -  Employment Agreements
Schedule 5.21     -  Material Contracts
Schedule 5.22     -  Accounts
Schedule 9.1      -  Transactions with Affiliates
Schedul- 9.2(ii)  -  Existing Liens
Schedule 9.4      -  Obligations as Lessee
Schedule 9.11     -  Existing Investments
Schedule 9.14     -  Termination of Licenses


                                  EXHIBITS

Exhibit A         -  Form of Note
Exhibit B         -  Form of Security Agreement




                          USN COMMUNICATIONS, INC.
                    10 SOUTH RIVERSIDE PLAZA, SUITE 2000
                          CHICAGO, ILLINOIS 60606

              17.00% Senior Secured Notes due January 15, 1999



                                                   As of November 18, 1998



MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

Ladies and Gentlemen:

              USN Communications, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

              The Company will authorize the issue and sale of $10,000,000 aggregate principal amount of their 17.00% Senior Secured Notes due January 15, 1999 (together with the Notes delivered pursuant to Section 2 of this Agreement and any such Notes issued in substitution or exchange therefor pursuant to Section 12 of this Agreement, the "Notes"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by you and the Company. Capitalized terms used in this Agreement shall have the meanings specified in Schedule I attached hereto; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, to a Schedule or an Exhibit attached to this Agreement.

2.     SALE AND PURCHASE OF NOTES.

              The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in Section 3, Notes in the aggregate principal amount of $10,000,000.

3.     CLOSING.

              The sale and purchase of the Notes to be purchased by you shall occur at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, at 11:30 A.M. (Chicago time), at a closing (the "CLOSING") on November 18, 1998 or on such other Business Day thereafter on or prior to November 18, 1998 as may be agreed upon among the Company and you (the "CLOSING DATE"). At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 or integral multiples of $100,000 in excess thereof as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the aggregate purchase price therefor by wire transfer of immediately available funds for the account of the Company to Harris Trust and Savings Bank, Account No. 432-329-1. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3 or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

              Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1    REPRESENTATIONS AND WARRANTIES.

              The representations and warranties of the Company contained in this Agreement and in each of the other Note Documents shall be complete and correct when made and at the time of the Closing, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.14.

4.2    PERFORMANCE; NO DEFAULT.

              The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the other Note Documents required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.14, no Default or Event of Default shall have occurred and be continuing.

4.3    DOCUMENTS REQUIRED.

              You shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

              (a) Security Agreement. A security agreement, in substantially the form of Exhibit B attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "SECURITY AGREEMENT"), duly executed by the Company together with:

                   (i) certificates representing the Pledged Shares
              referred to therein accompanied by undated stock powers executed in blank,

                   (ii) Uniform Commercial Code financing statements, duly
              executed by the Company under the Uniform Commercial Code of the State of Illinois, and each other jurisdiction required to cover the Collateral described in the Security Agreement (it being agreed that the Company will file such financing statements as soon as practicable after the date hereof),

                   (iii) evidence of the completion or other arrangements
              reasonably satisfactory to Purchaser, of all other recordings and filings of or with respect to the Security Agreement that you may deem necessary or desirable in order to perfect and protect the Liens created thereby, and

                   (iv) evidence that all other action that you may deem
              necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

              (b) Note. A Note or Notes, in substantially the form of Exhibit A attached hereto, duly executed by the Company.

              (c) Corporate and Similar Documentation.

                   (i) A copy of the charter of the Company and its direct
              Subsidiaries and each amendment thereto, certified (as of a date reasonably near the Closing Date) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

                   (ii) A copy of a certificate of the Secretary of State
              of the jurisdiction of incorporation of each of the Company and its direct Subsidiaries, dated reasonably near the Closing Date, listing the charter of the Company and each of its Subsidiaries and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Company's or such Subsidiary's charter on file in his office, (B) the Company and such Subsidiaries have paid all franchise taxes to the date of such certificate and the Company and such Subsidiaries are duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                   (iii) A copy of a certificate dated reasonably near the
              Closing Date of the Secretary of State, of each jurisdiction in which the Company is qualified as a foreign corporation, stating that the Company or is duly qualified and in good standing as a foreign corporation in such State and have filed all annual reports required to be filed to the date of such certificate.

                   (iv) A copy of a certificate dated reasonably near the
              Closing Date or oral confirmation of the Secretary of State of the jurisdiction of incorporation of each direct Subsidiary of the Company stating that such direct Subsidiary is duly qualified and in good standing in such State and has filed all annual reports required to be filed to the date of such certificate.

              (d) Secretary's Certificate. A certificate from the secretary or an assistant secretary (or a person performing similar functions) of the Company certifying:

                   (i) copies of the resolutions of the board of directors
              (or persons performing similar functions) of the Company approving this Agreement, the Notes and each of the other Note Documents to which it is or is to be a party, and of all documents evidencing other necessary corporate or other necessary action and governmental approvals, if any, with respect thereto,

                   (ii) the names and true signatures of the officers of
              the Company authorized to sign this Agreement, the Notes and each of the other Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder and thereunder, and

                   (iii) such other matters relating to the existence and
              good standing of the Company, the corporate and other necessary authority for, and the validity of, each of the Note Documents to which it is or is to be a party and any other matters relevant thereto.

              (e) Officer's Certificate. An Officer's Certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

              (f) Insurance. Copies of all insurance policies or certificates of insurance of the Company evidencing liability and casualty insurance meeting the requirements of Section 8.3.

              (g) Material Contracts. Certified copies of all Material Contracts of the Company and its Subsidiaries.

              (h) Additional Documentation. Such other documents, agreements or information as you may reasonably request.

4.4    OPINION OF COUNSEL.

              You shall have received a favorable opinion, dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Company, in form and substance acceptable to you, and addressing such other matters incident to the Transaction and the other transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you).

4.5    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

              The purchase of and any payment for the Notes to be purchased by you at the Closing (a) shall be permitted by the applicable laws, statutes, rules, tariffs and regulations, including, without limitation, the Communications Act, FCC Rules and those relating to copyright of each jurisdiction to which you are subject, (b) shall not violate any applicable law, statute, rule or regulation (including, without limitation, Regulation T, Regulation U, or Regulation X) and (c) shall not subject you to any tax, penalty or liability under or pursuant to any applicable law, statute, rule or regulation. You shall have received an Officer's Certificate on or prior to the Closing Date, dated the Closing Date, certifying such matters of fact as you may reasonably specify to enable you to determine whether such purchase and payment are so permitted.

4.6    CONSENTS AND APPROVALS.

              Except as set forth on Schedule 4.6, all orders, consents and approvals licenses, validations of any Governmental Authority or public body or authority or any subdivision thereof and any other third party (including, but not limited to, Subsidiaries of the Company) including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any licenses or permits issued by the FCC) (except for filings to perfect security interests granted pursuant to this Agreement or any other Note Document) necessary in connection with any aspect of the Transaction or this Agreement or any other Note Document shall have been obtained (without the imposition of any conditions that are not acceptable to you) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any competent authority.

4.7    PAYMENT OF SPECIAL COUNSEL FEES.

              Without limiting the provisions of Section 14.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of McDermott, Will & Emery in connection with the Transaction.

4.8    CHANGES IN CORPORATE STRUCTURE.

              Except as specified in Schedule 4.8 attached hereto, neither the Company nor any of its Subsidiaries shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent audited consolidated financial statements of the Company and its Subsidiaries referred to in Section 5.4(a).

4.9    PROCEEDINGS AND DOCUMENTS.

              All corporate and other proceedings in connection with the Transaction and the other transactions contemplated hereby and all documents and instruments incident to the Transaction and such other transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.10   NO MATERIAL ADVERSE CHANGE.

              (a) In your reasonable judgment, before giving effect to the Transaction, there shall have occurred no Material Adverse Change (or development involving a prospective Material Adverse Change) since December 31, 1997, except as otherwise disclosed to you in writing prior to the Closing Date.

              (b) No material adverse change (or development involving a prospective Material Adverse Change) shall have occurred in the loan syndication or financial capital market conditions generally from those in effect on the date hereof which could reasonably be expected to adversely affect the consummation of the transactions contemplated hereunder and thereunder.

4.11   LITIGATION.

              Except as disclosed on Schedule 5.7, there shall exist no action, suit, investigation, litigation or proceeding or counterclaim affecting the Company or any of its Subsidiaries pending or threatened by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose adverse conditions on your ability to purchase the Notes, (b) could be reasonably likely to have a Material Adverse Effect, or
(c) could purport to affect the legality, validity or enforceability of this Agreement or any of the Note Documents.

4.12   CAPITAL STRUCTURE.

              You shall be satisfied with the corporate and legal structure and capitalization of the Company and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of the Company and each of its Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

4.13   DUE DILIGENCE.

              You shall have completed a due diligence investigation of the Company and its Subsidiaries in scope and with results, satisfactory to you and you shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries and shall have received such financial, business and other information regarding the Company and its Subsidiaries as you shall have requested.

4.14   WORLDCOM.

              The Company shall have delivered a copy of letters from Klett Lieber Rooney & Schorling setting forth an agreement between the Company and MCI WorldCom, which letters shall be in form and substance satisfactory to you.

4.15   ENGAGEMENTS.

              The Company shall have (a) delivered to you an engagement letter engaging the services of a nationally recognized investment bank in scope and substance satisfactory to you in your sole discretion and (b) provided evidence acceptable to you in your sole discretion of the continued engagement of Jay Alix & Associates.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

              The Company represents and warrants to you that:

5.1    ORGANIZATION; POWER AND AUTHORITY.

              The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified as a foreign corporation and are in good standing in each other jurisdiction in which the ownership, lease or operation of their respective property and assets or the conduct of their respective businesses requires such qualification, other than in any such jurisdiction in which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties they purport to own or hold under lease and to transact the business they transact and propose to transact. The Company and each of its Subsidiaries has all corporate and other necessary power and authority, and the legal right, to execute and deliver each of the Note Documents to which it is or is to be a party, and to perform its obligations thereunder and to consummate the Transaction. All of the outstanding capital stock of the Company and each of its Subsidiaries has been validly issued, is fully paid and non-assessable.

5.2    AUTHORIZATION, ENFORCEABILITY, ETC.

              This Agreement and each of the other Note Documents have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of the Company. This Agreement has been, and each of the other Note Documents, when delivered hereunder, will have been duly executed and delivered by the Company. This Agreement constitutes, and each of the other Note Documents, when delivered hereunder will constitute, the legal, valid and binding obligation of the Company, enforceable against such party in accordance with its terms, except as such enforceability may be limited by (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

              (a) Schedule 5.3 attached hereto sets forth (i) all of the Subsidiaries of the Company as of the Closing Date, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its capital stock or similar equity interests or membership interests outstanding as of the Closing Date that are owned by the Company and/or one or more of its Subsidiaries.

              (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary referred to in Schedule 5.3 attached hereto as being owned by the Company and/or one or more of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company and/or one or more of its Subsidiaries free and clear of all Liens, except for the Liens created under the Collateral Documents and Liens disclosed on
       Schedule 9.2(ii).

              (c) Neither the Company nor any Subsidiary is a party to or otherwise subject to any legal restriction or any agreement (other than the Collateral Documents and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns shares of capital stock of or similar equity interests in such Subsidiary.

5.4    FINANCIAL STATEMENTS.

              (a) The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997 and the audited consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the fiscal years ended December 31, 1997 and December 31, 1996, in each case including the related schedules and notes, copies of each of which have previously been furnished to you, (i) have been audited by Deloitte & Touche LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods.

              (b) The unaudited consolidating balance sheet of the Company and its Subsidiaries as of September 30, 1998 and the unaudited consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the nine months ended September 30, 1998 in each case including the related schedules and notes, copies of each of which have previously been furnished to you, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods subject to normal year-end adjustments.

              (c) Since September 30, 1998, except as otherwise disclosed to you in writing prior to the Closing Date there has been no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property and assets of the Company and its Subsidiaries, taken as a whole, except for sales of inventory and other assets in the ordinary course of business, and no purchase or other acquisition by any of them of any business or property or assets (including, without limitation, any shares of capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries taken as a whole, except for purchases of raw materials, inventory and other property and assets in the ordinary course of business, in each case, which is not reflected in the financial statements referred to in this Section 5.4 or in the notes thereto and has not otherwise been disclosed in writing to the Purchasers on or prior to the date of this Agreement.

              (d) Since September 30, 1998, except as otherwise disclosed to you in writing prior to the Closing Date, there has been (i) no change in the condition (financial or otherwise), operations, business, assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, and (ii) no development or event relating to or affecting the Company or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.5    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

              (a) Except as set forth on Schedule 4.6, the execution, delivery and performance by the Company of each of the Note Documents to which it is or is to be a party and the consummation of the Transaction and the other transactions contemplated hereby do not and will not (i) contravene the Company's charter or bylaws (or equivalent organizational documents), (ii) violate any law, statute, rule regulation or tariff, including without limitation, applicable state laws, the Communications Act and those relating to copyright, or any order, writ, judgment, injunction, decree, determination or award in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
       (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, including, without limitation, mortgage, deed of trust, lease or other instrument binding on or affecting any the Company, any of its Subsidiaries, or any of their properties in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iv) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or revenues of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (b) Except as disclosed on Schedule 4.6, all Certificates and FCC Licenses are in full force and effect and there are no pending or threatened complaints, investigations, inquiries or proceedings by or before the FCC or other Governmental Authority or any actions or events that (i) could reasonably be expected to result in the revocation, cancellation, material adverse modification or non-renewal of any Certificate or FCC License or the imposition of a material fine or forfeiture, or (ii) otherwise result in a Material Adverse Change.

              (c) Except as set forth on Schedule 4.6, all material reports and other documents required to be filed with the FCC or other Governmental Authority with respect to the tariffs, Certificates and FCC Licenses have been timely filed. Notwithstanding anything contained herein to the contrary, to the knowledge of the Company, except as set forth on Schedule 4.6, there have been no failures to make filings with the FCC or any Governmental Authority at any time that would reasonably be likely to have a Material Adverse Effect, or would reasonably be likely to result in the imposition of a material fine or forfeiture, including copyright filings, extension requests, and reports required by Sections 21.11(a), 21.911 and
       21.920 of the FCC Rules.

5.6    GOVERNMENTAL AUTHORIZATIONS, ETC.

              Except as set forth on Schedule 4.6, no order, consent, approval, license, validation or authorization of, or registration, filing or declaration with, or any exemption by any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (except for filings to perfect the security interests granted pursuant to this Agreement or any other Note Document) is required for (a) the due execution, delivery, recordation, filing or performance by the Company or any of its Subsidiaries of this Agreement or any other Note Document to which it is or is to be a party, or for the consummation of any aspect of the Transaction or the other transactions contemplated hereby,
(b) the grant by the Company or any of its Subsidiaries of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), except for the filing of the financing statements or the equivalent thereof referred to in Section 4.3(a).

5.7    LITIGATION.

              (a) Except as disclosed in Schedule 5.7, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any property or revenues of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purport to adversely affect this Agreement, any of the other Note Documents, the Transaction or any of the other transactions contemplated hereby.

              (b) Except as disclosed in Schedule 5.7, neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgement, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.8    TAXES.

              (a) The Company and each of its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which the Company or any such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and charges imposed upon it or any of its properties, assets, income or franchises, to the extent such taxes, assessments, levies, fees and charges have become due and payable and before they have become delinquent, except for any tax, assessment, levy, fee or charge (i) the amount of which is not, either individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor any of its Subsidiaries knows of any basis for any other tax, assessment, levy, fee or charge that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (b) The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state, local, foreign or other taxes for all fiscal periods through September 30, 1998 are adequate.

              (c) The United States federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid, or the time for audit has expired, for all fiscal years of the Company through the fiscal year ended 1994.

              (d) Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has provided, with respect to itself or to any property held by it, any consent under Section 341 of the Internal Revenue Code.

5.9    TITLE TO PROPERTY; LEASES.

              The Company and each of its Subsidiaries has good and sufficient title to, or a valid and enforceable leasehold interest in, all of the Collateral owned by them and all of their other respective property and assets that, either individually or in the aggregate, are Material. in each case free and clear of all Liens other than the Liens expressly permitted under this Agreement. All leases under which the Company or any of its Subsidiaries are a lessor or a lessee that, either individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

5.10   LICENSES, PERMITS, ETC.

              Except as disclosed in Schedule 5.10 attached hereto:

              (a) the Company and each of its Subsidiaries own or possess all licenses (other than FCC Licenses), permits, certificates, franchises, authorizations, consents and approvals and all patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary to own or lease and operate their respective properties and assets and to transact their respective businesses as now conducted or as proposed to be conducted and, either individually or in the aggregate, are Material. Except as set forth in Schedule 5.7 attached hereto, no claim of any Person is pending or, to the best knowledge of the Company, is threatened challenging the use of any such license, permit, certificate, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof, except for any such claim that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

              (b) no product of the Company or any of its Subsidiaries infringes on any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except for any such infringement that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

              (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any such Subsidiary, except for any such violation that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.11   SECURITY INTERESTS, ETC.

              The Collateral Documents (upon the filing of the financing statements and delivery of the stock certificates) will create a valid and perfected first priority lien on and security interest in the Collateral (of the type subject to Articles 8 or 9 of the Uniform Commercial Code) in your favor, securing the payment of all of the Secured Obligations, and all of the shares of capital stock of each of the Subsidiaries of the Company that are purported to comprise part of the Collateral have been delivered to you, together with undated stock powers executed in blank, and, upon the filing of the financing statements, all filings and other actions necessary or desirable to perfect and protect such lien and security interest will have been duly made or taken and will be in full force and effect.

5.12   COMPLIANCE WITH ERISA.

              (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with its terms and with the provisions of ERISA and all other applicable laws, except to the extent such noncompliance, either individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

              (b) During the immediately preceding five-year period: (i) no Termination Event has occurred or could reasonably be expected to occur with respect to any Plan that has resulted in or could reasonably be expected to result in any Material liability of the Company or any ERISA Affiliate to a Plan or to the PBGC; (ii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Plan; and (iii) no Lien in favor of the PBGC or a Plan has arisen or could reasonably be expected to arise on account of any Plan.

              (c) Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
       Section 401(a)(29) or 412 of the Internal Revenue Code that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (d) The present value of all "benefit liabilities" under all of the Plans (other than Multiemployer Plans), determined as of the end of each such Plan's most recently completed plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, whether or not vested, did not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $1,000,000 in the aggregate.

              (e) Neither the Company nor any ERISA Affiliate has incurred or, to the best knowledge of the Company, could reasonably be expected to incur any Withdrawal Liability in respect of any Multiemployer Plan or any Multiple Employer Plan. Neither the Company nor any ERISA Affiliate would become subject to any Withdrawal Liability if the Company or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and all Multiple Employer Plans as of the most recently completed valuation date. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is being terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Company, reasonably expected to be in reorganization, insolvent or terminated.

              (f) No prohibited transaction (within the meaning of Section 406 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to any Plan which has subjected or may subject the Company or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or
       Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which the Company or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

              (g) None of the execution and delivery of this Agreement, the issuance and sale of the Notes hereunder or the consummation of any aspect of the Transaction will involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Company in the first sentence of this Section 5.12(g) is made in reliance upon and is subject to (i) the accuracy of your representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

5.13   PRIVATE OFFERING BY THE COMPANY.

              (a) Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. Neither the Company nor any Person acting on its behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of Section 5 of the Securities Act.

              (b) Neither the Company nor any Person acting on its behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

5.14   USE OF PROCEEDS; MARGIN REGULATIONS.

              (a) The proceeds from the sale of the Notes shall be used for general corporate purposes of the Company consistent with the sixty day cash flow presentations, dated November 12, 1998, previously provided to you.

              (b) No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. Upon your request, the Company will furnish you with a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Notes was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or any "margin security" (within the meaning of Regulation T). Margin stock does not constitute more than 25 % of the value of the consolidated property and assets of the Company and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or Regulation T, Regulation U or Regulation X.

5.15   STATUS UNDER CERTAIN STATUTES.

              (a) Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Act of 1935, as amended, or the Federal Power Act, as amended.

              (b) Neither the Company nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the sale and purchase of the Notes nor the application of the proceeds therefrom or repayment thereof by the Company, nor the consummation of the Transaction or any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

              (c) Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

              (d) Except as set forth on Schedule 5.15 hereto, the Company and each of its Subsidiaries are current with all reports and documents, if any, required to be filed with any federal or state securities commission or similar agency and are in full compliance with all applicable rules and regulations of such commissions, except where the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16   FOREIGN ASSETS CONTROL REGULATIONS, COMMUNICATIONS ACT, ETC.

              (a) Neither the issue and sale of the Notes by the Company nor the use of the proceeds therefrom will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

              (b) Each license, permit and other authority issued, granted, approved or otherwise authorized by the FCC or any state regulatory authority for the benefit of the Company or any of its Subsidiaries is in good standing unimpaired by any act or omission of the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. None of the Company or any of its Subsidiaries is the subject of any outstanding citation, order or investigation by the FCC or any state regulatory authority that could reasonably be expected to result in any termination or forfeiture of any FCC License, any Certificate or any monetary forfeiture or could result in any other Material Adverse Effect and, to the knowledge of the Company, no such citation, order or investigation is contemplated by the FCC or any state regulatory authority. The Company and its Subsidiaries have filed all reports and applications required to be filed by the FCC or the Communications Act or any state regulatory authority, except where the failure to file could not result in any termination, forfeiture or Material Adverse Effect, and have paid all fees required to be paid by the FCC or the Communications Act or any state regulatory authority.

5.17   ENVIRONMENTAL MATTERS.

              (a) The operations and properties (whether owned or leased) of the Company and each of its Subsidiaries comply with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in effect for all of the operations and properties of the Company and each such Subsidiary, except to the extent that the failure to so comply or to obtain such Environmental Permit, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All past noncompliance with any such Environmental Laws or Environmental Permits has been resolved without ongoing Material obligations or costs to the Company or any of its Subsidiaries. No circumstances exist that, either individually or in the aggregate, could reasonably be expected to (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries, or any of their respective properties, that, either individually or in the aggregate, could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

              (b) None of the properties owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best knowledge of the Company, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property formerly owned or operated by the Company or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property owned or operated by the Company or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property owned or operated by the Company or any of its Subsidiaries in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (c) Neither the Company nor any of its Subsidiaries is undertaking, nor has any of them completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, excluding, however, any such release, discharge or disposal the consequences of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner that does not violate or, to the best knowledge of the Company, could not reasonably be expected to give rise to liability under, any applicable Environmental Law, except to the extent that such generation, use, treatment, handling, storage or transportation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (d) Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by it or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except for any such notice or threatened notice that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18   NO BURDENSOME AGREEMENTS.

              Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, lease or other agreement or instrument or subject to any law, rule, regulation or statute or any charter or corporate or other similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as has been disclosed to you in writing prior to the date of this Agreement.

5.19   EXISTING INDEBTEDNESS; FUTURE LIENS.

              (a) Schedule 5.19 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Closing Date. Except as set forth in Schedule 5.19, neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company or any such Subsidiary and, except as set forth in Schedule 5.19, no event or condition exists with respect to any Indebtedness of the Company or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

              (b) Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien not expressly permitted under Section 9.2.

5.20   EMPLOYEE CONTRACTS.

              There are no employment agreements or other compensation arrangements (including the setting of targets for the payment of bonuses) with any officer of the Company or any of its Subsidiaries except as disclosed in Schedule 5.20 hereto.

5.21   MATERIAL CONTRACTS.

              Set forth on Schedule 5.21 is a complete and accurate list of all Material Contracts of the Company. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and, to the Company's knowledge, except as set forth on Schedule 5.21, there exists no default under any Material Contract by any party thereto, except where the failure of the foregoing would not have a Material Adverse Effect.

5.22   ACCOUNTS.

              Neither the Company nor any of its Subsidiaries has any deposit accounts or other checking or operating accounts other than the accounts listed on the attached Schedule 5.22.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1    PURCHASE FOR INVESTMENT.

              You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration or such an exemption is required by applicable law, and that the Company is not required to register the Notes.

6.2    ACCREDITED INVESTOR.

              You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and by reason of your business and financial experience, and the business and financial experience of those Persons retained by you to advise you with respect to your investment in the Notes, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes in reliance upon any investigation made by any other Person.

6.3    SOURCE OF FUNDS.

              You represent that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

              (a) the Funds Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Parts l(c) and l(g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns more than a 5% interest in the Company and
       (i) the identity of such QPAM and (ii) the names of all employee benefit plans the assets of which are included in such investment fund have been disclosed to the Company in writing pursuant to this
       Section 6.3(a); and

              (b) the Funds Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

7.     PAYMENTS AND PREPAYMENTS.

7.1    REQUIRED PAYMENTS.

              The aggregate outstanding principal amount of the Notes, together with all interest accrued and unpaid thereon and the Facility Fee, shall be due and payable by the Company on the Maturity Date. Upon and during the continuance of an Event of Default, the Company shall pay interest at the Default Rate.

7.2    OPTIONAL PREPAYMENTS.

              (a) The Company may, at its option, upon notice as provided in Section 7.2(b), prepay at any time all, or from time to time any part of, the Notes, in an aggregate principal amount of not less than $250,000 or integral multiples of $50,000 in excess thereof (or, if less, the remaining aggregate principal amount of the Notes outstanding at such time), at 100% of the aggregate principal amount of the Notes so prepaid.

              (b) The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than 1 day and not more than 10 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall state that such prepayment is to be made pursuant to this Section 7.2.

7.3    ALLOCATION OF PARTIAL PREPAYMENTS.

              In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

7.4    MATURITY; SURRENDER, ETC.

              In the case of each prepayment of Notes pursuant to this
Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repurchased principal amount of any Note.

8.     AFFIRMATIVE COVENANTS.

              From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply with each of the following covenants:

8.1    FINANCIAL AND BUSINESS INFORMATION.

              The Company will furnish to each holder of Notes without cost to you:

              (a) Requested Information. With reasonable promptness, any information relating to the financial condition, business, operations, assets, liabilities or properties of the Company or any of its Subsidiaries, including but not limited to information regarding FCC activity or state regulatory activity or relating to the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Note Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes which is an Institutional Investor, including, without limitation, all monthly bank statements of the Company and its Subsidiaries and any reports from financial advisors, investment bankers or consultants to the Company or its Subsidiaries including, without limitation, reports of Jay Alix & Associates.

              (b) Auditor's Reports. Promptly upon receipt thereof, copies of all "management letters" or other written reports submitted to the Company or any of its Subsidiaries by any independent certified public accountants of the Company or any such Subsidiary in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any commitment letter submitted by such accountants to management of the Company or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of the Company or any such Subsidiary submitted by such accountants), and, promptly upon completion thereof, copies of any response report from the Company or any such Subsidiary to such accountants.

              (c) SEC and Other Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports that the Company or any of its Subsidiaries shall send to a holder of any Indebtedness owed by the Company or any of its Subsidiaries in its capacity as such a holder, (ii) copies of all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning developments that are Material, (iii) upon your reasonable request, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities to any of the foregoing, concerning environmental, health or safety matters and (iv) all reports and applications required to be filed with the FCC or any state regulatory authority for which the failure to file could have a Material Adverse Effect.

              (d) Notice of Default, Etc. Promptly, and in any event within five days after a Responsible Officer obtains knowledge thereof, notice of the occurrence of each Default or Event of Default or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, setting forth in reasonable detail the nature of such Default, Event of Default or event, development or occurrence and the action that the Company or its Subsidiaries have taken or propose to take with respect thereto.

              (e) Material Adverse Change. Promptly after the occurrence thereof, notice of a Material Adverse Change or the occurrence of a development which could reasonably be expected to result in such Material Adverse Change.

              (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations and proceedings in any court or before any arbitrator or before or by any Governmental Authority binding on or affecting the Company or any of its Subsidiaries or any of their respective properties of the type described in Section 5.7 which would reasonably be expected to have a Material Adverse Effect.

              (g) ERISA Matters. Promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

                   (i) Any event or condition, including, but not limited
              to, any Reportable Event, that constitutes, or could reasonably be expected to result in, a Termination Event;

                   (ii) With respect to any Multiemployer Plan, the receipt
              of any notice as prescribed in ERISA or otherwise of any Withdrawal Liability assessed against the Company or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);

                   (iii) The taking by the PBGC of steps to institute, or
              the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                   (iv) The failure to make full payment on or before the
              due date (including extensions thereof) of all amounts that the Company or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto;

                   (v) Any change in the funding status of any Plan that
              could reasonably be expected to have a Material Adverse
              Effect; or

                   (vi) Any event, transaction or condition not otherwise
              described in this Section 8.1(g) that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

       Promptly upon your reasonable request, such additional information concerning any Plan as you may have reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series) and all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively. for each "plan year" (within the meaning of Section 3(39) of ERISA).

8.2    COMPLIANCE WITH LAW.

              The Company will and will cause its Subsidiaries to comply with all laws, ordinances, rules, regulations, including, without limitation, the Communications Act, FCC Rules, any state regulatory requirements and those relating to copyright and orders to which each of them and their properties are subject and all applicable restrictions imposed on each of them and their properties by any Governmental Authority (including, without limitation, all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises, consents and other authorizations of any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (except for filings to perfect security interest granted pursuant to this Agreement or any other Note Document) necessary for the ownership or leasing and operation of their respective properties or the conduct of their respective businesses, in each case to the extent necessary to ensure that any noncompliance with such laws, ordinances, rules, regulations or orders or any failure to obtain or maintain in effect such licenses, certificates, permits, franchises, consents and other authorizations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.3    MAINTENANCE OF INSURANCE.

              The Company will and will cause its Subsidiaries to at all times to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated or as may otherwise be required by applicable law, including, without limitation, workers' compensation insurance, liability insurance and casualty insurance.

8.4    MAINTENANCE OF PROPERTIES.

              The Company will and will cause its Subsidiaries maintain and keep, or cause to be maintained and kept, their respective properties and assets, owned or leased, used or useful in the conduct of its business, that, either individually or in the aggregate, are Material in good repair, working order and condition (other than ordinary wear and tear and as a result of casualty and condemnation), so that the business carried on in connection therewith may be properly conducted in all material respects at all times.

8.5    PAYMENT OF TAXES AND CLAIMS; PERFORMANCE OF MATERIAL OBLIGATIONS.

              (a) The Company will and will cause its Subsidiaries to pay and discharge, and maintain appropriate reserves in respect of, all taxes, assessments and governmental charges or levies imposed upon them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might by law become a Lien upon any property or assets of the Company or any of its Subsidiaries or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or to discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its other creditors.

              (b) The Company will and will cause its Subsidiaries to perform all of its obligations under the terms of each contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it, except where the failure to so perform could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (c) The Company will and will cause each of its Subsidiaries to pay when due all rents and other amounts payable under any leases to which the Company or any of its Subsidiaries is a party or by which any of its properties and assets are bound, except where the failure to so pay could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.6    PRESERVATION OF CORPORATE EXISTENCE, ETC.

              Except as permitted by Section 9.5 hereof, the Company will and will cause each of its Subsidiaries to at all times preserve and keep in full force and effect (i) its corporate existence and its Material rights (charter and statutory) and (ii) the corporate existence of each of its Subsidiaries and all Material permits, licenses, approvals, rights, privileges and franchises thereof.

8.7    MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

              (a) The Company will and will cause each of its Subsidiaries to keep proper records and books of account in which full, true and correct entries in conformity with generally accepted accounting principles in effect from time to time in the United States of America consistently applied or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Company and its Subsidiaries and all requirements of law shall be made of all financial transactions and all of the assets and businesses of the Company and each such Subsidiary (including, without limitation, the establishment and maintenance of adequate and appropriate reserves).

              (b) The Company will and will cause each of its Subsidiaries to permit each holder of Notes that is an Institutional Investor and any of the agents or representatives thereof:

                   (i) No Default. If no Default or Event of Default has
              occurred and is continuing, at the expense of the Company and upon reasonable prior written notice to the Company, at any reasonable time and from time to time (as often as may be reasonably requested), to visit and inspect any of the offices and properties, and to examine and make copies of and abstracts from the records and books of account, of the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers or directors and with or by their independent certified public accountants (and by this Section 8.7(b)(i) the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Persons).

                   (ii) Default. If a Default or Event of Default has
              occurred and is continuing, at the expense of the Company and without prior notice, at any time and from time to time (as often as may be requested), to visit and inspect any of the offices or properties, and to examine and make copies of and abstracts from the records and books of account, of the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers or directors and with or by their independent public accountants (and by this Section 8.7(b)(ii) the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Persons).

8.8    USE OF PROCEEDS.

              The Company will use the proceeds of the issue and sale of the Notes solely for the purposes set forth in Section 5.14(a).

8.9    CAPITAL STOCK.

              The Company will at all times be the direct, legal and beneficial owner of 100% of the outstanding capital stock of each of its directly owned Subsidiaries as set forth in Schedule 5.3, and the indirect legal and beneficial owner of 100% of the outstanding capital stock of each of its indirectly owned Subsidiaries free and clear of any lien, security interest, option or other charge or encumbrance, except for Permitted Liens described in clause (a) of the definition of Permitted Liens, Liens created by this Agreement or the Collateral Documents and except as a result of sales of stock in accordance with Section 9.5.

8.10   FULL COOPERATION.

              The Company agrees that, at all times, it will cooperate fully with you and provide all information reasonably requested by you in connection with any refinancing of the Notes or the other Indebtedness of the Company, including information, term sheets, drafts of agreements with strategic partners, lenders, acquirers or equity investors.

8.11   OBLIGATIONS WITH RESPECT TO STOCK AND ASSETS OF SUBSIDIARIES.

       The Company will cause all of the shares of capital stock of each direct Subsidiary of the Company, now or hereafter owned by the Company to be pledged to you pursuant to the terms and conditions of the Security Agreement or a security agreement in substantially the form of Exhibit B attached hereto and otherwise in form and substance reasonably acceptable to you. In furtherance of the foregoing provisions of this Section 8.11, the Company agrees that at the time that any Person becomes a direct Subsidiary, the Company shall so notify you and shall take such steps as are necessary to cause 100% (or, if less, the full amount owned, directly or indirectly, by the Company), of the shares of capital stock of such Person to be delivered to you (together with undated stock powers executed in blank.

8.12   PAYMENT OF FEES.

              The Company will pay the Facility Fee on the Maturity Date.

8.13   PERFORMANCE OF MATERIAL CONTRACTS.

              The Company will and will cause each of its Subsidiaries to perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Purchaser and, upon request of the Purchaser, make to each other party to each such Material Contract such demands and requests for information and reports or for actions as the Company is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

8.14   ACCOUNTS.

              The Company shall instruct each bank listed on Schedule 5.22 to transfer funds to the Account at the end of each Business Day, in same day funds, in an amount equal to the credit balance of the account at such bank; provided, that the Company shall not be required to cause the transfer of the funds in the accounts of Connecticut Telephone.

8.15   REPORTS.

              Whether or not the Company is subject to Section 13(a) or
Section 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required to file them.

8.16   UCC SEARCHES.

              The Company shall deliver (a) state level lien searches covering the Company in each jurisdiction where it has offices or assets within ten (10) days of the date hereof and (b) county lien searches covering the foregoing jurisdictions as soon as practicable after the date hereof.

9.     NEGATIVE COVENANTS.

              From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply with each of the following covenants:

9.1    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

              Except as otherwise permitted in this Agreement, the Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into or engage in any transaction or series of related transactions (including, without limitation, the purchase, lease, sale or exchange of property or assets of any kind or the rendering of any service) with any of its Affiliates other than Connecticut Telephone that is not a wholly owned Subsidiary of the Company, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof, provided that the foregoing restrictions of this Section 9.1 shall not apply (a) to any tax sharing agreements in existence on the date of closing and approved by the Purchaser and (b) to any transactions described on Schedule 9.1 hereto.

9.2    LIMITATIONS ON LIENS.

              The Company will not and will not permit any of its Subsidiaries to (a) create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, (b) sign or file or suffer to exist under the Uniform Commercial Code or any similar statute of any jurisdiction, an effective financing statement (or the equivalent thereof) that names the Company or any of its Subsidiaries as debtor, (c) sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), or (d) assign any accounts or other right to receive income; including, however, from the operation of the foregoing restrictions the following:

                   (i) Permitted Liens;

                   (ii) Liens existing on the date of this Agreement and
              described in Schedule 9.2(ii) attached hereto; and

                   (iii) Liens created by this Agreement or that otherwise
              secure the payment of the Notes.

If the Company shall create, assume or suffer to exist any Lien upon any of its property or assets, or the property or assets of any of its Subsidiaries, whether now owned or hereafter acquired, other than any Liens expressly permitted under clauses (i) through (iii) of this Section 9.2, the Company will make or cause to be made effective provision whereby the Notes and all of the other Obligations of the Company under the Note Documents will be secured equally and ratably with any and all other Obligations of the Company and its Subsidiaries secured thereby; provided that the securing of the Notes and all of the other Obligations of the Company under the Note Documents equally and ratably with such other Obligations of the Company and its Subsidiaries will in no way be deemed to remedy or waive any Default or Event of Default resulting from the incurrence, assumption, existence or continuation of any such Lien.

9.3    LIMITATIONS ON INDEBTEDNESS.

              The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than:

              (a) Indebtedness arising under the Note Documents; and

              (b) Indebtedness listed on Schedule 5.19.

9.4    LIMITATIONS ON LEASE OBLIGATIONS.

              The Company will not and will not permit any of its Subsidiaries at any time to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease, including, but not limited to, Capitalized Leases, except as identified on Schedule 9.4.

9.5    LIMITATIONS ON MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ETC.

              (a) The Company will not and will not permit any of its Subsidiaries to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose (whether in one transaction or a series of transactions) of its property and assets (whether now owned or hereafter acquired) to, any Person.

              (b) The Company will not and will not permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose (whether in one transaction or a series of transactions) of any property and assets (whether now owned or hereafter acquired), including, without limitation, pursuant to any sale and leaseback transaction.

9.6 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

              (a) The Company will not and will not permit any of its Subsidiaries to declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock other than any dividend or distribution made by a direct or indirect wholly owned Subsidiary of the Company to its parent corporation.

              (b) The Company will not and will not permit any of its Subsidiaries to directly or indirectly create or otherwise cause, incur, assume, suffer or otherwise permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or to make any other distribution on any shares of capital stock of (or other ownership or profit interest in) such Subsidiary owned by the Company or any of its Subsidiaries, (ii) to pay or to subordinate any Indebtedness owed to the Company or any of its Subsidiaries,
       (iii) to make loans or advances to the Company or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Company or any of its Subsidiaries (other than any property or assets subject to a Lien permitted hereby).

9.7    LIMITATIONS ON PREPAYMENTS OF INDEBTEDNESS, ETC.

              If any Default or Event of Default has occurred and is continuing or would occur, directly or indirectly, as a consequence thereof, the Company will not and will not permit any of its Subsidiaries
(a) after the issuance thereof, to amend, modify or otherwise change in any manner (or permit the amendment, modification or other change in any manner of) any of the terms of any Indebtedness of the Company or any such Subsidiary if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made sooner than originally scheduled on, such Indebtedness, increase the interest rate applicable thereto or change any subordination provision thereof, (b) make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of any Indebtedness (other than the Note or Notes) of the Company or any such Subsidiary (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying when due) of any Indebtedness of the Company or any such Subsidiary, or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness or (c) amend, modify or otherwise change its articles of incorporation or bylaws (or other similar organizational documents) if such amendment, modification or change, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.8    LIMITATIONS ON NEGATIVE PLEDGES.

       The Company will not permit any of its Subsidiaries to enter into, assume or suffer or permit to exist any agreement prohibiting, conditioning or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for such obligation if an assignment or security is given for some other obligation, other than:

              (a) the Note Documents;

              (b) in connection with any Indebtedness described on Schedule
       5.19 attached hereto to the extent such agreement is in effect on the date hereof;

              (c) any such agreement prohibiting other encumbrances on specific property and assets of the Company or any of its Subsidiaries, which encumbrance secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

              (d) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

              (e) any restriction or encumbrance with respect to any Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or substantially all of the property and assets of such Subsidiary so long as such sale or disposition is otherwise expressly permitted under the terms of this Agreement; and

              (f) any agreement evidencing Indebtedness outstanding on the date a Subsidiary of the Company first becomes a Subsidiary of the Company or any of its Subsidiaries.

9.9    LIMITATIONS ON CHANGES IN FISCAL YEAR.

              The Company will not and will not permit any of its Subsidiaries to change its fiscal year.

9.10   LIMITATIONS ON SPECULATIVE REAL ESTATE INVESTMENTS.

              Notwithstanding anything to the contrary set forth in this Agreement, the Company will not and will not permit any of its Subsidiaries to acquire, lease, assume or otherwise invest in any real property solely for investment purposes.

9.11   LIMITATION ON INVESTMENTS.

              The Company will not and will not permit any of its Subsidiaries to make or hold any Investment in any Person other than (i) purchases of assets permitted under Section 9.12, (ii) Investments in Cash Equivalents and (iii) existing Investments set forth on Schedule 9.11.

9.12   LIMITATION ON ASSET PURCHASES.

              The Company will not and will not permit any of its Subsidiaries to purchase any assets other than in the ordinary course of business consistent with past practice.

9.13   LIMITATION ON CAPITAL STOCK.

              The Company will not and will not permit any of its Subsidiaries to (a) purchase, redeem or otherwise acquire for value any shares of any capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or the voluntary prepayment, redemption or repurchase in respect of any debt; or (b) issue any capital stock or any warrants, rights or options to acquire any such capital stock other than employee stock options issued pursuant to plans approved or to be approved by the Company's shareholders and other than issuances of capital stock upon the exercise of warrants and/or conversion of convertible securities in each case existing as of the date hereof.

9.14   LIMITATION ON TERMINATION OF LICENSES.

              Except as disclosed on Schedule 9.14, the Company will not and will not permit any of its Subsidiaries to lose, fail to hold, or fail to renew for a full license term, forfeit, revoke, rescind or materially impair any FCC Licenses or any Certificates, except where such loss, failure to renew, forfeiture, revocation, recission or impairment could not be reasonably expected to have a Material Adverse Effect.

9.15   LIMITATION ON LINE OF BUSINESS.

              The Company will not and will not permit any of its Subsidiaries to engage in any line of business other than the business engaged in by the Company and its Subsidiaries on the date hereof, in a manner that is consistent with past practice.

9.16   LIMITATION ON TERMINATION OF EMPLOYER PLANS.

              The Company will not and will not permit any of its Subsidiaries to create or otherwise cause to exist or become effective any consensual risk of termination of any single employer plan or multiemployer plan by the Pension Benefit Guaranty Corporation if the occurrence of such event could reasonably be expected to have a Material Adverse Effect.

9.17   LIMITATION ON INVESTMENT COMPANY ACT.

              The Company will not and will not permit any of its Subsidiaries to be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended.

9.18   LIMITATIONS ON AMENDMENT, ETC. OF MATERIAL CONTRACTS.

              (a) The Company will not and will not permit any of its Subsidiaries to, at any time cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner, any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, or agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract except where any such amendment, modification or change is not Material.

              (b) The Company will not and will not permit any of its Subsidiaries to enter into any agreement, commitment or Material Contract (except such Material Contracts delivered pursuant to Section 4.3(g)) which may, upon the occurrence or non-occurrence of any subsequent event or otherwise, require the payment by the Company of any amount in excess of $150,000 in any one year.

9.19   LIMITATION ON PRESS RELEASES.

              The Company will not and will not permit any of its Subsidiaries to issue a press release or other public disclosure containing any reference to you or any of your Affiliates without your express written consent except as otherwise may be required by applicable law.

9.20   LIMITATION ON CREATION OF SUBSIDIARIES.

              The Company will not and will not permit any of its Subsidiaries to create any Subsidiary not in existence on the date hereof.

9.21   LIMITATIONS ON EMPLOYMENT CONTRACTS.

              The Company will not and will not permit any of its
Subsidiaries:

              (a) to waive, amend, supplement or otherwise modify in any material respect any employment agreements or compensation arrangements described in Section 5.20; or

              (b) to directly or indirectly enter into or create, incur, assume or suffer to exist any obligation in connection with any employment agreement or other compensation arrangement other than the employment agreements and other compensation arrangements described in Schedule 5.20; or

              (c) to set, determine or otherwise establish any target or levels for the determination of any bonuses or additional compensation arrangements other than as provided in the employment and other compensation arrangements described in Schedule 5.20.

9.22   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

              The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to, any Sale and Leaseback Transaction, unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to you) of the Property or assets subject to such transaction; and (b) the Attributable Indebtedness of the Company or such Subsidiary with respect thereto is included as Indebtedness and would be permitted to be incurred under Section 9.3 hereof and any Liens granted thereby would be permitted under Section 9.2 hereof.

10.    [INTENTIONALLY OMITTED.]

11.    EVENTS OF DEFAULT.

11.1   EVENTS OF DEFAULT.

              An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "EVENT OF DEFAULT"):

              (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

              (b) the Company defaults in the payment of any interest on any Note, or the Company defaults in the payment of any other amount owing under any of the Note Documents, when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

              (c) the Company defaults in the performance of or compliance with any term, covenant or agreement contained in Section 8.16 or
       Section 9 of this Agreement on its part to be performed or complied with; or

              (d) the Company defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with and such default shall remain unremedied for 10 Business Days after the earlier of the first date on which (i) a Responsible Officer obtains becomes aware of such default and (ii) the Company receives written notice of such default from any holder of a Note; or

              (e) any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries or by any officer of the Company or any of its Subsidiaries under or in connection with this Agreement or any other Note Document or in any writing furnished in connection with the Transaction or any of the other transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

              (f) the Company or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any Indebtedness that is outstanding in a principal or notional amount of at least $500,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

              (g) the Company or any of its Subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 11.1(g); or

              (h) one or more final judgments or orders for the payment of money aggregating $500,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Company and its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of at least 45 days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 11.1(h) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

              (i) any provision of any Note Document after delivery thereof pursuant to Section 4 or 8.11 shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries intended to be a party to it or to give you any of the rights, powers or privileges purported to be created thereunder, or the Company shall so state in writing; or

              (j) any Collateral Document after delivery thereof pursuant to Section 4 or 8.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

              (k) any Termination Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and be continuing (or the liabilities of the Company and the ERISA Affiliates related to such Termination Event) exceeds an aggregate amount of $250,000 (or the equivalent thereof in one or more other currencies), or

              (l) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 (or the equivalent thereof in one or more other currencies); or

              (m) the Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Company and the ERISA Affiliates to all Multiemployer Plans that are in reorganization or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs by an amount exceeding $250,000 (or the equivalent thereof in one or more other currencies); or

              (n) any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more Plans in excess of $ 250,000 (or the equivalent thereof in one or more other currencies) in the aggregate, or any Lien shall exist on the property and assets of the Company or any ERISA Affiliate in favor of the PBGC or a Plan; or

              (o) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or any breach of fiduciary responsibility shall occur that may subject the Company or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(i) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or instrument pursuant to which the Company or any ERISA Affiliate has agreed or is required to indemnify any Person against such liability; or

              (p) there shall occur a Change of Control.

11.2   ACCELERATION.

              (a) If an Event of Default with respect to the Company or any of its Subsidiaries described in Section 11.1(g) shall occur, all of the Notes then outstanding shall automatically become immediately due and payable.

              (b) If any other Event of Default shall occur and be continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes then outstanding to be immediately due and payable.

              Upon any Notes becoming due and payable under this Section 11.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and the Facility Fee, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for).

11.3   OTHER REMEDIES.

              If one or more Events of Default shall occur and be continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.2(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.4   RESCISSION.

              At any time after any Notes have been declared due and payable pursuant to Section 11.2(b), the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal and other amounts on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 16, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to the Notes or to any other Note Document. No rescission and annulment under this Section
11.4 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

11.5   RESTORATION OF RIGHTS AND REMEDIES.

              If any holder of any Note has instituted any proceeding to enforce any right or remedy under this Agreement or any other Note Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Company and the other holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and, thereafter, all rights and remedies of the holders of Notes shall continue as though no such proceeding had been instituted.

11.6   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

              No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Note Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each of the Company under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

12.1   REGISTRATION OF NOTES.

              The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

12.2   TRANSFER AND EXCHANGE OF NOTES.

              Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000; provided, that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1.

12.3   REPLACEMENT OF NOTES.

              Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

              (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

              (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and blaring interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

13.    PAYMENTS ON NOTES.

              The Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name on the signature page attached hereto, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale, transfer or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 12.2. The Company will afford the benefits of this Section 13 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 13.

14.    EXPENSES, ETC.

14.1   TRANSACTION EXPENSES.

              Whether or not any aspect of the Transaction or any of the other transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel, local or other counsel, financial advisors and outside accountants) incurred by you in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Facility Fee, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of any Note, and (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any of its Subsidiaries or in connection with any work-out, renegotiating or restructuring of the Transaction or any of the other transactions contemplated hereby, by the Notes and by the other Note Documents. The Company further agrees to indemnify you and each of your transferees from and hold you and each of them harmless from and against any and all present and future transfer, stamp, documentary or other similar taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery or performance of this Agreement, any Note or any other Note Document and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated by any of the Collateral Documents or any other document referred to therein. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

14.2   INDEMNITY.

              The Company agrees to indemnify the Purchaser and its affiliates and their respective directors, officers, employees, agents, attorneys, investment advisors and controlling persons (the Purchaser and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the Notes, the Note Purchase Agreement, or any other transaction contemplated by this Agreement and the performance by the Purchaser of the services contemplated by this Agreement and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company . The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the performance by the Purchaser of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence.

              If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Purchaser, on the other hand, of the Notes as contemplated by this Agreement (whether or not the Notes is consummated) or (b) if (but only if) the allocation provided for in clause (a) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of the Company, on the one hand, and the Purchaser, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and the Purchaser of the Notes as contemplated shall be deemed to be in the same proportion that the total amount of the Notes, as the case may be, bears to the fees paid or to be paid to the Purchaser under this Agreement or in connection with the Notes; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Purchaser under this Agreement or in connection with the Notes.

              The Company agrees that, without the Purchaser's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not the Purchaser or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

              In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company in which such Indemnified Party is not named as a defendant, the Company agree to reimburse the Purchaser for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

14.3   SURVIVAL.

              The obligations of the Company under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement and, in respect of any Person who was at any time a Purchaser or in whose name or for whose benefit such Person held any Note, the date on which such person no longer holds, or no longer holds in the name of or for the benefit of such other Person, any Note.

15.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

              All representations and warranties contained herein and in the other Note Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of each of the Company and its Subsidiaries under this Agreement. Subject to the immediately preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

16.    AMENDMENT AND WAIVER.

16.1   REQUIREMENTS.

              This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 20 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby:

                   (i) subject to the provisions of Section 11 relating to
              acceleration or rescission, change the amount or time of any prepayment or repurchase or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes;

                   (ii) change the percentage of the aggregate principal
              amount of the Notes the holders of which are required to consent to any such amendment or waiver;

                   (iii) subordinate the Notes (or any of them) to any
              other obligations of the Company now or hereafter existing;

                   (iv) reduce or limit the Company's liability with
              respect to any Obligations owing to you or any other holder of any Note;

                   (v) release a material portion of the Collateral in any
              transaction or any series of related transactions;

                   (vi) permit the creation, incurrence, assumption or
              existence of any Lien on a material portion of the Collateral in any transaction or any series of related transactions to secure any obligations other than obligations owing to you and the other holders of Notes under the Note Documents; or

                   (vii) amend any of Sections 7, 11.1 (a), 11.1(b), any of
              11.2 through 11.6, 17 or 19.

16.2   SOLICITATION OF HOLDERS OF NOTES.

              (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it at the time) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

              (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the other Note Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

16.3   BINDING EFFECT, ETC.

              Any amendment or waiver consented to as provided in this
Section 16 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any right, power or privilege hereunder or under any other Note Document shall operate as a waiver of any right of any holder of such Note; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights and remedies provided by applicable law.

16.4   NOTES HELD BY COMPANY, ETC.

              Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

17.    NOTICES.

              All notices and communications provided for hereunder shall be in writing and delivered (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to you or your nominee, to you or it at the
              address specified for such communications on the signature page attached hereto, or at such other address as you or it shall have specified to the Company in writing;

                   (ii) if to any other holder of any Note, to such holder
              at such address as such other holder shall have specified to the Company in writing; or

                   (iii) if to the Company at its address set forth on the
              first page of this Agreement (Telecopier No. 312-474-0814) to the attention of its most senior financial officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

All notices and communications provided for under this Section 17 will be deemed given and effective only when actually received.

18.    REPRODUCTION OF DOCUMENTS.

              This Agreement, each of the other Note Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications of this Agreement or any other Note Document that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19.    CONFIDENTIAL INFORMATION.

              You hereby agree to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; provided that you may deliver or disclose Confidential Information to (a) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (b) your counsel or your financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (c) any other holder of any Note or to the Agent or any Bank, (d) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19),
(e) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19),
(f) any federal or state regulatory authority having jurisdiction over you, or (g) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to you, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which you, any other holder of any Note or the Agent are a party or (iv) if an Event of Default shall have occurred and be continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Note Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.

20.    SUBSTITUTION OF PURCHASER.

              You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 20), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 20), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

21.    MISCELLANEOUS.

21.1   SUCCESSORS AND ASSIGNS.

              All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2   PAYMENTS DUE ON NON-BUSINESS DAYS.

              Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

21.3   SATISFACTION REQUIREMENT.

              Except as otherwise provided herein, or in any other Note Document, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any other Note Document required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

21.4   SEVERABILITY.

              Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.5   CONSTRUCTION.

              Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.6   COMPUTATION OF TIME PERIODS.

              In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including", the word "through" means "through and including", and the words "to" and "until" each mean "to but not excluding".

21.7   COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.8   GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

              (a) This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of Illinois.

              (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Illinois state court or federal court of the United States of America sitting in Chicago, Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Illinois state court or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

              (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in any Illinois state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) To the extent that the Company has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

              (e) THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT OR THE PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


              If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                       Very truly yours,

                                       Company:

                                       USN COMMUNICATIONS, INC.


                                       By: _____________________________



The foregoing is hereby agreed to
as of the date first above written.

MERRILL LYNCH GLOBAL
  ALLOCATED FUND. INC.


By: ______________________________
    Name:
    Title:


Address for Notices:

Address:      800 Scudders Mill Road
              Plainsboro, NJ 08536
Telecopier:   (609) 282-6916


Payment Instructions:

Citibank N.A., New York
ABA #021-000-089
Beneficiary Bank A/C#:  09250276
Brown Brothers Harriman & Co.
Beneficiary A/C#:  8116915
Ref:  Global Allocation Fund





                                                                 SCHEDULE I


                               DEFINED TERMS


              As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

              "ACCOUNT" means the Concentration Account of the Company at Harris Trust & Savings Bank Account No. 432-329-1).

              "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. For purposes hereof, the Purchaser and its Affiliates shall not be considered Affiliates of the Company.

              "BENEFIT LIABILITIES" has the meaning specified in Section 3 of ERISA.

              "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, are required or authorized by law to be closed.

              "CAPITALIZED LEASE" means any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

              "CASH EQUIVALENTS" means, at any time, (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

              "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

              "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection

              "CERTIFICATES" means any state or federal certificates of operating authority of the Company or its Subsidiaries.

              "CHANGE OF CONTROL" shall be deemed to occur if (a) the sale, conveyance, transfer or lease (other than to the Company or any wholly-owned Subsidiary of the Company), whether direct or indirect, of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) shall have occurred; or (b) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder or Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35 percent of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

              "CLOSING" has the meaning specified in Section 3.

              "CLOSING DATE" has the meaning specified in Section 3.

              "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of you.

              "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, each other security or pledge agreement entered into pursuant to Section 8.11 and each other agreement that creates or purports to create or perfect a Lien in favor of you.

              "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 et seq.

              "COMPANY" has the meaning specified on page one of this Agreement.

              "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or the Transaction or the other transactions contemplated hereby that is proprietary in nature and that was financial in nature or clearly marked, labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, but does not include any such information that (a) is or was generally available to the public (other than as a result of a breath of your confidentiality obligations hereunder), (b) becomes known or available to you on a nonconfidential basis other than through disclosure by the Company or any of its Subsidiaries or (c) constitutes financial statements delivered to you under Section 5.4 or 8.1 that are otherwise publicly available.

              "CONNECTICUT TELEPHONE" means USN Wireless, Inc. and its Subsidiaries.

              "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

              "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

              "DEFAULT RATE" means that rate of interest that is the greater of 3 % per annum above the rate of interest stated in clause
       (a) of the first paragraph of the Notes.

              "EMPLOYEE BENEFIT PLAN" has the meaning specified in Section 3 of ERISA.

              "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

              "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial, ministerial or agency interpretation, policy or guidance relating to pollution or to protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

              "ENVIRONMENTAL PERMIT" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

              "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of the Guarantors, or under common control with the Company or any of the Guarantors, within the meaning of Section 414 of the Internal Revenue Code.

              "EVENT OF DEFAULT" has the meaning specified in Section 11.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

              "FACILITY FEE" means $500,000 payable to the Purchaser on the Maturity Date.

              "FCC LICENSES" means the aggregate authority granted by, or documents issued by, the FCC to the Company or any of its Subsidiaries permitting the Company or any of its Subsidiaries, to render, provide or engage in telecommunications or telecommunications service within the jurisdiction of the FCC, including authority that is the subject of an application or request filed with the FCC by the Company or any of its Subsidiaries.

              "FCC RULES" means Title 47 of the Code of Federal
       Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

              "GAAP" means generally accepted accounting principles as in effect in the United States of America and as are applied in the financial statements of a Person on a consistent basis.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

              "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyis and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

              "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency fixture or option contracts and other similar agreements.

              "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 11. 1.

              "INDEBTEDNESS" means, with respect to any Person (without duplication):

              (a)    all indebtedness of such Person for borrowed money;

              (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables that are incurred in the ordinary course of such Person's business and are not overdue by more than 90 days or were in existence on the Closing Date);

              (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

              (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

              (e) all Obligations of such Person as lessee under Capitalized Leases;

              (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

              (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interest), other than any such Obligations for accrued and unpaid dividends thereon;

              (h) all Obligations of such Person in respect of Hedge Agreements, commodities agreements or take-or-pay or other similar arrangements;

              (i) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

              (j) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources;

              (k) all Indebtedness of other Persons referred to in clauses
       (a) through (j) above or clause (l) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

              (1) all Indebtedness referred to in clauses (a) through (k) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

       The Indebtedness of any Person shall include (i) all obligations of any partnership or joint venture of the character described in clauses (a) through (1) above in which such person is a general partner or a joint venturer and (ii) all obligations of such Person of the character described in clauses (a) through (1) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

              "INDEMNIFIED PARTY" has the meaning specified in Section
       14.2.

              "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

              "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 25 % of the aggregate principal amount of the Notes outstanding on any date of determination and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

              "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

              "INVESTMENT" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any shares of capital stock (or other ownership or profit interest), warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (k) or (1) of the definition of "Indebtedness" in respect of such Person.

              "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits including the Communications Act and all orders issued and regulations promulgated under the Communications Act.

              "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, hypothecation, assignment, deposit arrangement, security interest, encumbrance priority, charge or other preference of any kind (including, without limitation, any agreement to give any of the foregoing), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

              "MATERIAL" means material in relation to the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company and the Guarantors, taken as a whole.

              "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any of its Subsidiaries taken as a whole.

              "MATERIAL ADVERSE EFFECT" means a material adverse effect on
       (a) the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or its Subsidiaries to perform its obligations under this Agreement or any other Note Document to which it is or is to be a party or (c) other than solely as a result of an action or inaction by you, the rights and remedies afforded to you under this Agreement or any other Note Document.

              "MATERIAL CONTRACT" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $150,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

              "MATURITY DATE" means the earlier of January 15, 1999 and the date the Notes have become or are declared to be immediately due and payable pursuant to Section 11.

              "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

              "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

              "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the Collateral Documents and each other agreement evidencing any Obligation of the Company secured by the Collateral Documents, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

              "NOTES" has the meaning defined in Section 1.

              "NPL" means the National Priorities List under CERCLA.

              "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 11.1(g).

              "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

              "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

              "PERMITTED HOLDERS" means J. Thomas Elliott and Ronald W. Gavillet and Chase Manhattan Bank, CIBC Oppenheimer Corp., John Hancock Insurance Company, Northwood Capital Partners, LLC, Northwood Ventures, HarbourVest Partners IV-Direct Fund L.P., HarbourVest Partners V-Direct Fund L.P., BT Alex Brown, Incorporated, Enterprises and the Purchaser and any of their respective Subsidiaries (or a wholly-owned Subsidiary of the sole stockholder of any of the foregoing Persons).

              "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

              (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 8.5(a);

              (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 60 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;

              (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

              (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

              (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

              (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

              (g) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

              (h) easements, rights of way, zoning restrictions and other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect either the use of such property for its present purposes or the conduct of the business of the Company or any of its Subsidiaries in the ordinary course;

              (i) Liens in favor of the Company on assets of its Subsidiaries other than Connecticut Telephone; and

              (j) second priority Liens on the assets of the Company in favor of MCI WorldCom on terms and conditions satisfactory to the Purchaser (it being understood that the Liens in favor of MCI WorldCom contemplated by the letters referred to in Section 4.14 are satisfactory to the Purchaser).

              "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

              "PLAN" means a Single Employer Plan or a Multiple Employer
       Plan.

              "PLEDGED SHARES" has the meaning specified in the Security Agreement.

              "PRESENT VALUE" has the meaning specified in Section 3 of ERISA.

              "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

              "PURCHASER" means the Merrill Lynch Global Allocation Fund, Inc., together with successors and assigns.

              "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

              "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

              "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

              "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

              "REPORTABLE EVENT" means any of the events set forth in
       Section 4043(c) of ERISA other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. _2615.

              "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in interest of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by the Company or any of its Subsidiaries or other Affiliates).

              "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or any of its Subsidiaries responsible for overseeing the administration of or reviewing compliance with all or any portion of this Agreement or any other Note Document.

              "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SECURITY AGREEMENT" has the meaning specified in Section 4.3.

              "SENIOR FINANCIAL OFFICER" means the chief financial officer, the principal accounting officer, the treasurer or the comptroller of the Company.

              "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

              "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

              "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:

              (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

              (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or

              (c)    the beneficial interest in such trust or estate,

       is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

              "TERMINATION EVENT" means:

              (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of
       Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph
       (9), (IO), (II), (I 2) or (1 3) of Section 4043(c) of ERISA would reasonably be expected to occur with respect to such Plan within the following 30 days;

              (b) the application for a minimum funding waiver with respect to a Plan;

              (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

              (d) the cessation of operations at a facility of the Company or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

              (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

              (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

              (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

              (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

              "TRANSACTION" means the entering into by the Company of the Note Documents.

              "VOTING STOCK" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

              "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

              "WORLDCOM" means MCI WorldCom.